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                                                                EXHIBIT 10(d)(2)


                                 AMENDMENT NO. 1
                                       TO
              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN FOR EXECUTIVES
            OF KOGER EQUITY, INC. AND PARTICIPATING RELATED ENTITIES


     In accordance with Article 8 of the Supplemental Executive Retirement Plan for Executives of Koger Equity, Inc. and Participating Related Entities (the "SERP"), the following amendments are hereby adopted by the Board of Directors of Koger Equity, Inc. and Participating Related Entities, effective June 21, 1996:

     a.   Section 2.15 of the SERP is hereby amended to read as follows:

               "`Social Security Benefit' means the annual amount of Old Age Insurance Benefit payable to the Participant commencing at retirement, as calculated at the time of his or her retirement under the provisions of the Social Security Act then in effect and determined without regard to any reduction of such Benefit on account of `excess earnings.'"

     b. Schedule B of the SERP is hereby amended to add James C. Teagle to that Schedule.

     c. Schedule C of the SERP is hereby amended to delete James C. Teagle from that Schedule.

     d. Schedule C of the SERP is hereby amended to add Kenneth D. Lund to that Schedule.



                                             KOGER EQUITY, INC.



                                             By: [W. Lawrence Jenkins]
                                                 -------------------------
                                                 Corporate Secretary


June 21, 1996